                                                                   EXHIBIT 10.36





                                 LEASE AGREEMENT




                                 BY AND BETWEEN






                               CAR CHAUNCEY L.L.C.






                                  (AS LANDLORD)






                                       AND






                                 UAG REALTY, LLC






                                   (AS TENANT)

                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE I             DEFINITIONS..............................................1

ARTICLE II            PREMISES.................................................2

ARTICLE III           LEASE TERM...............................................3

ARTICLE IV            BASE RENT................................................3

ARTICLE V             NET LEASE; IMPOSITIONS; UTILITIES AND SERVICES...........4

ARTICLE VI            ACCEPTANCE/USE OF PREMISES...............................5

ARTICLE VII           ASSIGNMENT AND SUBLETTING................................9

ARTICLE VIII          MAINTENANCE AND REPAIRS.................................10

ARTICLE IX            ALTERATIONS.............................................11

ARTICLE X             REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENANT.....14

ARTICLE XI            GUARANTY................................................17

ARTICLE XII           [INTENTIONALLY OMITTED].................................17

ARTICLE XIII          INSPECTION..............................................17

ARTICLE XIV           INSURANCE...............................................17

ARTICLE XV            LIABILITY AND INDEMNIFICATION...........................19

ARTICLE XVI           DAMAGE OR DESTRUCTION; RESTORATION OBLIGATIONS..........21

ARTICLE XVII          CONDEMNATION ...........................................21

ARTICLE XVIII         DEFAULT.................................................23

ARTICLE XIX           BANKRUPTCY..............................................26

ARTICLE XX            SUBORDINATION...........................................27

ARTICLE XXI           END OF LEASE TERM; HOLDING OVER.........................29

ARTICLE XXII          QUIET ENJOYMENT.........................................30

ARTICLE XXIII         OPTIONS TO EXTEND LEASE TERM............................30

ARTICLE XXIV          FIRST RIGHT TO NEGOTIATE................................31

ARTICLE XXV           GENERAL PROVISIONS......................................32

ARTICLE XXVI          REIT REPRESENTATIONS, WARRANTIES AND COVENANTS..........36

EXHIBIT A - Legal Description of Premises
EXHIBIT B - Form of Certificate Confirming Lease Commencement Date EXHIBIT C - Base Rent
EXHIBIT D - Construction Documents

                                    GLOSSARY

TERM                                                                    SECTION
----                                                                    -------
Affiliate.................................................................. 1.1
Additional Rent.............................................................4.3
Adjusted Debt to Normalized EBITDA Ratio..................................10(c)
Aggregate Rent Obligations............................................... 10(b)
Alterations................................................................ 9.1
Assign and Assignment...................................................... 7.1
Audited Annual Statements................................................ 10(d)
Awards.....................................................................16.3
Bankruptcy Code........................................................... 18.1
Base Rent.................................................................. 1.2
Business Day............................................................. 23.23
Case...................................................................... 18.2
Change in Control...........................................................1.3
Company....................................................................24.1
Code.......................................................................24.2
CPI........................................................................ 4.2
Default Rate.............................................................. 18.6
Effective Date......................................................... Recital
Environmental Default................................................... 6.3(b)
Environmental Law....................................................... 6.3(a)
Event of Insolvency....................................................... 18.1
Event of Default.......................................................... 17.1
Extra Rent................................................................ 17.2
First Renewal Term........................................................ 22.1
Fair Market Rent.......................................................... 22.2
Franchise Agreements..................................................... 10(f)
GAAP..................................................................... 10(d)
Guarantor.................................................................. 1.6
Guaranty.................................................................. 11.1
Hazardous Materials..................................................... 6.3(a)
Impositions...............................................................  5.3
Insolvency Laws........................................................... 18.1
Internal Statements...................................................... 10(d)
Invitees................................................................... 8.1
Landlord............................................................... Recital
Landlord's Income Taxes.................................................... 5.3
Landlord Notice Address.................................................... 1.7
Late Charge................................................................ 4.5
Laws....................................................................... 6.2
Lease.................................................................. Recital
Lease Commencement Date.................................................... 1.8
Lease Term................................................................. 1.9
Lease Year................................................................ 1.10
Lender.................................................................... 1.11
Managing Member........................................................... 19.1
Mortgage.................................................................. 1.12
Partial Taking............................................................ 16.2

Premises..................................................................1.13
Purchase Agreement.........................................................1.8
Purchase Price............................................................1.14
Base Rent Adjustment Date.................................................1.15
REIT......................................................................24.1
Renewal Notice............................................................22.1
Renewal Options...........................................................1.16
Renewal Terms............................................................ 22.1
Rent Coverage Ratio..................................................... 10(b)
Second Renewal Term.......................................................22.1
Sublet and Sublease....................................................... 7.1
Tenant.................................................................Recital
Tenant Notice Address.................................................... 1.17
Tenant Parties...........................................................23.15
Termination Taking........................................................16.1
Total Taking..............................................................16.1
Trustee.................................................................. 18.2

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "LEASE") is dated as of the 11th day of September, 2002 ("EFFECTIVE DATE"), by and between CAR CHAUNCEY L.L.C., a Delaware limited liability company ("LANDLORD"), and UAG REALTY, LLC, a Delaware limited liability company ("TENANT").

                                   ARTICLE I
                                   DEFINITIONS


         The terms below shall have the following definitions when used herein:

         1.1 Affiliate. Any person or entity that (a) directly or indirectly controls, is controlled by, or is under common control with, Landlord or Tenant, as applicable or (b) holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of an entity or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or interests in any entity.

         1.2 Base Rent. The Base Rent as determined in accordance with Article IV below, and as escalated in accordance with Section 4.2 below.

         1.3 Change in Control. Any event resulting in a dissolution of Tenant or Guarantor; or any transaction, or series of transactions, pursuant to which all or substantially all of the assets of Guarantor are sold.

         1.4 [Intentionally Omitted].

         1.5 [Intentionally Omitted].

         1.6 Guarantor. United Auto Group, Inc., a Delaware corporation, and from time to time, affiliated subtenants.

         1.7 Landlord Notice Address. 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102, Fax: (703) 288-3375, Attention: Portfolio Manager, with a copy to Winston & Strawn, 1400 L Street, N.W., Washington, D.C. 20005, Attention:
Richard F. Williamson.

         1.8 Lease Commencement Date. The date on which Landlord funds the purchase price for the Premises at the closing, pursuant to that certain Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith by and between Landlord or its Affiliate, as purchaser, and Tenant or its Affiliate as seller.

         1.9 Lease Term. Fifteen (15) years. The Lease Term shall also include any properly exercised renewal terms as described in Article XXIII below.

         1.10 Lease Year. A period of twelve (12) consecutive months commencing on the first day of the month in which the Lease Commencement Date occurs, and each successive twelve (12) month period thereafter.

         1.11 Lender. Any holder of any Mortgage.

         1.12 Mortgage. All mortgages, deeds of trust, ground leases, or other security instruments that may now or hereafter encumber the Premises.

         1.13 Premises. Each piece or parcel of land located in North Scottsdale, Maricopa County, Arizona, and in Phoenix, Arizona, described on Exhibit A attached hereto and made a part hereof, together with all improvements, fixtures and other items of real property now or hereafter located thereupon and all appurtenances, rights, privileges, easements and other property interests existing thereon and benefiting, belonging or pertaining thereto, subject, however, to all liens, encumbrances, restrictions, agreements, and other matters of record.

         1.14 Purchase Price. $100,000,000.

         1.15 Base Rent Adjustment Dates. The first day of the sixth (6th) Lease Year, the eleventh (11th) Lease Year, the sixteenth (16th) Lease Year, the twenty-first (21st) Lease Year, the twenty-sixth (26th) Lease Year, the thirty-first (31st) Lease Year, the thirty-sixth (36th) Lease Year, the forty-first (41st) Lease Year, the forty-sixth (46th) Lease Year and the fifty-first (51st) Lease Year.

         1.16 Renewal Options. Four (4) options for ten (10) years each, as more particularly described in Article XXIII below.

         1.17 Tenant Notice Address. c/o United Auto Group, Inc., 2555 Telegraph Road, Bloomfield Hills, Michigan 48302, Attn: Patrick Conroy and Robert Kurnick,
Fax: 313-592-7332.

                                   ARTICLE II
                                    PREMISES

         2.1 Lease of Premises. Tenant leases the Premises from Landlord for the Lease Term and upon the conditions and covenants set forth in this Lease.

         2.2 Contingency. Notwithstanding anything to the contrary contained in this Lease, in the event this Lease is executed prior to the conveyance of the Premises to Landlord, the parties acknowledge that the effectiveness of this Lease is contingent upon such conveyance and, in the event such conveyance fails to occur, this Lease shall be void and without force or effect.

                                 ARTICLE III
                                   LEASE TERM


         All of the provisions of this Lease shall be in full force and effect from and after the Effective Date, subject to Section 2.2 above. The term of this Lease shall commence on the Lease Commencement Date and continue for the Lease Term. Landlord may provide Tenant with a certificate in the form of Exhibit B attached hereto confirming the Lease Commencement Date.

                                   ARTICLE IV
                                    BASE RENT

         4.1 Base Rent. The Base Rent shall be determined in accordance with the provisions of Exhibit C attached hereto.

         4.2 Base Rent Escalation. The Base Rent shall escalate in accordance with the provisions of Exhibit C attached hereto.

         4.3 Additional Rent. Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord under this Lease (other than Base Rent), and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered "ADDITIONAL RENT", and shall be paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.

         4.4 Payment of Base Rent and Other Sums Due. All sums payable by Tenant under this Lease, including but not limited to Base Rent, Additional Rent or otherwise, shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand, by direct deposit wire transfer of immediately available funds to the following bank account, or to such other party or address as Landlord may designate in writing:

                  Bank of America
                  ABA# 051000017
                  For credit to Capital Automotive L.P., Operating Account # 004112955706

Landlord's acceptance of Base Rent or Additional Rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights hereunder.


         4.5 Late Payment. If any amount of Base Rent or Additional Rent is not received by Landlord within five (5) days after the date such payment is due (without regard to any grace period specified in Section 17.1), then in addition to paying the amount then due, Tenant shall pay to Landlord, without notice or demand, a late charge ("LATE CHARGE") equal to five percent (5%) of such payment. In addition, such payment and such Late Charge shall bear interest at the Default Rate from the date such payment or Late Charge, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Payment of such Late Charge will not excuse the untimely payment of Base Rent. Any Late Charge shall constitute Additional Rent.

                                   ARTICLE V
                 NET LEASE; IMPOSITIONS; UTILITIES AND SERVICES

         5.1 Net Lease. Notwithstanding anything to the contrary contained herein, this Lease shall be an absolute net lease, so that this Lease shall yield all Base Rent payable hereunder as an absolutely net return to Landlord. Accordingly, with the sole exception of Landlord's Income Taxes, Tenant shall pay all taxes, insurance, ground rents, easement charges, association fees, and other costs, expenses and obligations of every kind and nature whatsoever relating to the Premises, including without limitation, costs with respect to the ownership and operation thereof, which accrue prior to the expiration of the Lease Term, and any and all fees or costs incurred by Landlord or Tenant in connection with the annexation of the Premises by the City of Phoenix. Tenant's obligation to pay all amounts described in this Section 5.1 shall survive the expiration or earlier termination of the Lease Term.

         5.2 Payment of Impositions. On or before the Lease Commencement Date, Tenant shall notify the appropriate taxing authorities to deliver directly to Tenant all statements and invoices for Impositions, effective as of the Lease Commencement Date. Tenant shall pay all Impositions at least fifteen (15) days prior to the date they become due. As soon as practicable after the payment thereof, but in no event less than fifteen (15) days prior to the date they become due, Tenant shall deliver to Landlord written evidence of each such payment. To the extent that any such Impositions are imposed upon Landlord, at Landlord's option, Tenant shall either pay such Impositions directly to the taxing authority or reimburse Landlord for such Impositions. If the Lease Term expires on a day other than the last day of a calendar year, then Tenant's liability for Impositions for such calendar year shall be apportioned by multiplying the amount of Impositions for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five
(365).

         5.3 Definition of Impositions. The term "IMPOSITIONS" shall mean, collectively, taxes, including without limitation, any present or future real estate taxes, all taxes or other impositions that are in the nature of or in substitution for real estate taxes, vault and/or public space rentals, business district or arena taxes, business or occupation, single business, transaction, privilege, franchise, capital stock, excise, or profits taxes, as well as special user fees, license fees, permits, improvement bonds, levies, improvement district charges, governmental charges, rates, and assessments, general, special, ordinary or extraordinary, foreseen and unforeseen, that are imposed upon Landlord, rent, Tenant or the Premises, fixtures, machinery, equipment or systems used in connection with the Premises or the business being operated on the Premises, including without limitation, taxes in the nature of a sales, use, gross receipts or other tax or levy on the rents payable by Tenant including, without limitation, the taxes imposed by A.R.S. sec. 42-5069 and State of Arizona Model City Tax Code Section 445. Impositions shall not include any federal, state, or local tax imposed on Landlord that is based upon Landlord's net income ("LANDLORD'S INCOME TAXES"), except to the extent levied expressly in lieu of a tax described in the first sentence of this Section 5.3.

         5.4 Contest of Impositions. Tenant, at its sole expense, upon at least ten (10) days prior written notice to Landlord but without Landlord's consent, and using legal counsel reasonably acceptable to Landlord, shall have the right to contest the amount or validity of any Imposition by diligently conducting in good faith an appropriate legal or administrative proceeding, provided that the following conditions are met: (i) the Impositions are paid or the postponement of payment of Impositions, without penalty, as part of such proceeding is permitted by applicable law, (ii) the Premises shall not, by reason of such postponement of payment, or the initiation of such proceeding, be subject to forfeiture, sale, or loss, (iii) such proceedings shall not impact or interfere with the use or occupancy of the Premises, (iv) such proceedings shall not affect or interfere with Tenant's continued payment of Base Rent or Additional Rent; and (v) pursuing the contest of Impositions shall not in any way expose Landlord to any criminal or civil liability, penalty or sanction. Tenant further agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, and Tenant shall pay all judgments, decrees and costs (including any costs incurred by Landlord) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied. Tenant shall be entitled to any refund received with respect to Impositions paid by Tenant.

         5.5 Assessments on Tenant's Business and Personalty. Tenant shall pay before delinquency any business, rent, sales, franchise or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use, operation, or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord as Additional Rent the amount of such tax or fee.

         5.6 Utilities and Services. Tenant, at its own expense and risk, shall arrange with the appropriate utility companies and service providers for the provision to the Premises of water, sewer, trash collection, electricity, gas, telephone, window washing, landscaping, snow removal, and all other utilities and services desired by Tenant. On or before the Lease Commencement Date, Tenant shall notify the appropriate utility and service providers to deliver directly to Tenant all statements and invoices for the amounts for which Tenant is responsible pursuant to this Section 5.6, effective as of the Lease Commencement Date. Tenant shall pay directly to the appropriate utility companies and service providers all charges for all utilities consumed in and services performed for the Premises, as and when such charges become due and payable. To the extent the invoices for any such utilities and services are received by Landlord, at Landlord's option, Tenant shall either pay the charge for such utilities and services directly to the utility or service provider or reimburse Landlord for such charges.

                                   ARTICLE VI
                           ACCEPTANCE/USE OF PREMISES

         6.1 Acceptance of Premises In As-Is Condition. TENANT ACKNOWLEDGES THAT IT IS COMPLETELY FAMILIAR WITH THE PREMISES AND LEGALLY PERMISSIBLE USES THEREON. ACCORDINGLY, TENANT ACCEPTS POSSESSION OF THE PREMISES IN ITS "AS IS" CONDITION AS OF THE LEASE COMMENCEMENT

DATE. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, EITHER AS TO ITS FITNESS FOR USE, ITS DESIGN OR CONDITION, OR ANY PARTICULAR USE OR PURPOSE TO WHICH THE PREMISES MAY BE FIT, OR OTHERWISE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY DEFECTS, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE BORNE BY TENANT.

         6.2 Use of Premises. Tenant shall use and occupy the Premises (i) only for the purposes for which the Premises is being used as of the Effective Date and/or for any other franchised retail motor vehicle sales or related purposes,
(ii) for any retail use in accordance with applicable zoning and in accordance with the Declaration (as defined below), and (iii) for no other purpose. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate(s) of occupancy for the Premises or that will constitute waste or nuisance. Tenant shall, at Tenant's expense, comply with all present and future laws (including, without limitation, the Americans with Disabilities Act), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders, recommendations, decisions, and decrees now or hereafter promulgated (including, without limitation, those made by any public or private agency), as any of the same may be amended from time to time (collectively, "LAWS") concerning Tenant, the use, occupancy and condition of the Premises and the business being conducted thereon, and all machinery, equipment, furnishings, fixtures and improvements on or used in connection with the Premises. If any such Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant's expense. Tenant shall deliver to Landlord, promptly upon request, all licenses, permits and other certificates evidencing compliance of Tenant and the Premises with Laws. If any such Law requires any modification to the Premises, Tenant shall perform such alterations, at its sole cost and expense, in accordance with the terms and conditions of Article IX below. Use of the Premises is subject to all covenants, conditions, easements and restrictions of record, including but not limited to that certain Declaration of Conditions, Covenants, Restrictions and Repurchase Rights effective as of December 5, 2000 and recorded in the Official Records of the Maricopa County Recorder's Office as document number 2000-0933327 (the "DECLARATION"), and Tenant shall comply fully with all of the same. Tenant shall indemnify Landlord from all losses suffered as a result of any default or failure to comply with the Declaration including, without limitation, a repurchase of the Premises pursuant to the Declaration. Such losses shall include, but not be limited to, the amount, if any, by which (a) the aggregate of (i) the price Landlord paid for the Premises plus all out of pocket expenses incurred by Landlord in connection with the acquisition and financing of the Premises, (ii) all expenses incurred by Landlord in connection with such repurchase, including any prepayment fees or expenses for any loan securing the Premises, and (iii) a lease termination fee of $500,000, exceeds (b) the net proceeds paid to Landlord in connection with a repurchase of the Premises. Tenant shall continuously, diligently and actively conduct its business in the Premises in a first-class and reputable manner. Tenant shall not amend, modify or terminate that certain Development and Escrow Agreement dated December 5, 2000 by and between UAG West, Inc., predecessor in interest to Tenant, and WestRanch Partners, L.L.C. (the "DEVELOPMENT AGREEMENT"), absent Landlord consent. Furthermore, with respect to the Development Agreement, Tenant shall
(i) not waive any of Tenant's rights or remedies, (ii) shall require full and complete compliance with the terms and conditions thereof by WestRanch, and (iii) shall diligently pursue enforcement of any and all rights and remedies of Tenant thereunder.

         6.3 Hazardous Materials.

         (a) Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be generated, used, released, stored or disposed of in or about the Premises, provided that Tenant may use, store and dispose of reasonable quantities of Hazardous Materials commonly used in motor vehicle retail or related business operations as may be reasonably necessary for Tenant to conduct such operations, provided such Hazardous Materials are used, stored and disposed of in accordance with all Environmental Laws (as hereinafter defined) and commercially reasonable standards prevailing in the motor vehicle retail and related industries. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws, without regard to whether any Hazardous Materials or violations of Environmental Laws existed at the Premises as of the Lease Commencement Date. "HAZARDOUS MATERIALS" means (i) asbestos and any asbestos containing material, (ii) any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, and (iii) any petroleum product, cleaning solvents, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Premises or hazardous to health or the environment. "ENVIRONMENTAL LAW" means any present and future Laws, permits and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions, industrial hygiene, public health or safety, or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C.ss. 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss.6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq., the Clean Air Act, 33 U.S.C.ss.7401 et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C.ss.300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C.ss.1101 et seq., the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to Hazardous Materials, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws.

         (b) Tenant shall give Landlord immediate verbal notice, and follow-up within seventy-two hours with a written notice, of any actual or threatened Environmental Default or event which if not cured as required below, would constitute an Environmental Default. An "ENVIRONMENTAL DEFAULT" means any of the following: a violation of an Environmental Law; a release, spill, discharge or detection of a Hazardous Material on or from the Premises (regardless of whether or not a reporting requirement exists) or an environmental condition requiring responsive action, provided however, that the occurrence of any of the foregoing events on or from the Premises not posing a risk to human health, safety or welfare or the Premises shall not constitute an Environmental Default if such occurrence has been cured within thirty (30) days of the date of the occurrence, or if such event cannot be cured within such period of thirty (30) days, for such longer time as reasonably necessary if Borrower has commenced to cure such event within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such event, but in no event shall such cure period be longer than one hundred twenty (120) days, or such longer period as agreed to by Landlord in writing. Landlord shall have the right to monitor any actions taken by Tenant in connection with the foregoing. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation, at its option, (i) to require Tenant, at Tenant's sole cost and expense, to cure such Environmental Default, in accordance with all Environmental Laws, and to the satisfaction of Landlord, in which event Landlord shall have the right to supervise and approve any actions taken by Tenant to address the Environmental Default, or (ii) to perform, at Tenant's sole cost and expense, any lawful action necessary to address the same, in which event Tenant shall pay the costs thereof to Landlord as Additional Rent.

         (c) Landlord, at its expense except as otherwise provided below, shall have the right, but not the obligation, to conduct periodic audits of the Premises (including without limitation, the air, soil, surface water and groundwater at or near the Premises) and Tenant's compliance with Environmental Laws with respect thereto, upon reasonable advance notice to Tenant, taking care to avoid causing unreasonable disruption of the operations at, or damage to, the Premises. If Landlord reasonably determines that remediation or removal, alterations, improvements or replacements of equipment on the Premises are necessary in connection with any such compliance with all Environmental Laws, Landlord shall have the right to require Tenant to pay the cost of the audit, and the right, but not the obligation, (i) to require Tenant, at Tenant's expense, to perform the same or (ii) to perform the same, at Tenant's sole cost and expense, in which event Tenant shall pay the costs thereof to Landlord as Additional Rent. If any Lender or governmental agency shall require testing at or near the Premises and Landlord incurs expenses in complying with such requirement, then Tenant shall pay to Landlord the reasonable costs therefor as Additional Rent.

         (d) As a material consideration for Landlord's willingness to enter into this Lease, Tenant hereby waives, and releases Landlord and its Affiliates, partners, officers, directors, members, trustees, employees, agents and Lenders from any and all claims for damage, injury or loss (including without limitation, claims for the interruption of or loss to business) which relate to any Environmental Default, whether occurring prior or subsequent to the Lease Commencement Date. Promptly upon request, Tenant and Guarantor shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at the Premises.

         (e) Tenant's obligations pursuant to this Section 6.3 shall survive the expiration or earlier termination of this Lease. If any required actions by Tenant pursuant to this Section 6.3 continue beyond the expiration or earlier termination of this Lease, Tenant shall pay to Landlord an amount equal to the Base Rent and Additional Rent that would have been payable under this Lease for the period of such required actions in the absence of the expiration or earlier termination of this Lease, to the extent that Landlord cannot relet the Premises, or a portion thereof, at a then market rental rate.

                                  ARTICLE VII
                            ASSIGNMENT AND SUBLETTING

         7.1 Landlord's Consent Required. Subject to all terms and conditions of this Article VII, Tenant may assign, transfer, mortgage, or otherwise encumber all of Tenant's interest in the Lease or in the Premises (collectively, "ASSIGN" or "ASSIGNMENT") or sublet all or any part of Tenant's interest in the Lease or in the Premises ("SUBLET" or "SUBLEASE"), without Landlord's prior written consent, provided that (i) Guarantor maintains its guaranty obligations, (ii) each Tenant affiliated subtenant under a Sublease executes a guaranty agreement in form and content satisfactory to Landlord, guaranteeing the obligations of Tenant under the Lease, (iii) each Sublease requires any non-affiliated subtenant to deliver to Landlord the financial information required of subtenants by Article X(d) below, and (iv) the Sublease complies with the Declaration, including but not limited to Section 5.5 thereof. If at any time during the Lease Term Tenant desires to Assign its entire interest or Sublease all or part of this Lease or the Premises, then Tenant shall give not less than thirty (30) days prior written notice to Landlord containing the following information: the identity of the proposed assignee or subtenant and a description of its business; the terms of the proposed Assignment or Sublease; the commencement date of the proposed Assignment or Sublease; the area proposed to be Assigned or Sublet; and financial statements for the prior five (5) years of such proposed assignee or subtenant. Notwithstanding the first sentence of this Section 7.1, Landlord consent shall be required for any Assignment of all of Tenant's interest in the Lease pursuant to which the Guarantor is to be released from its guaranty obligations. Provided that no Event of Default exists, Landlord shall not unreasonably withhold its consent to any such proposed Assignment of all of Tenant's interest in the Lease provided that Landlord determines, in its sole and absolute discretion:

                  (a) the franchisor, with respect to the business being conducted at the Premises, or a new franchisor reasonably acceptable to Landlord, has approved the proposed assignee, if applicable;

                  (b) the use of the Premises pursuant to such Assignment is in compliance with Article VI hereof;

                  (c) the financial condition of the proposed assignee is at least as good as that of the original Tenant and Guarantor, taken as a whole, under this Lease as of the Effective Date;

                  (d) the reputation and experience of the proposed assignee is satisfactory to Landlord;

                  (e) such Assignment does not violate the terms of any Mortgage, and if required, any Lender whose consent is required has consented to the proposed Assignment; and

                  (f) all documentation is approved by Landlord.

         7.2 Additional Terms and Conditions. Neither Landlord's consent to any Assignment nor Landlord's collection or acceptance of rent from any assignee or subtenant, shall be construed as (i) waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal, (ii) waiving or releasing Guarantor from its obligations as a guarantor or surety, or (iii) as relieving Tenant or any assignee from the obligation of obtaining Landlord's prior written consent to any subsequent Assignment. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant of Tenant. For any period during which there exists an Event of Default hereunder, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord's collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant.

         7.3 Landlord's Expenses. Tenant shall pay all of Landlord's reasonable out-of-pocket costs and expenses incurred in connection with Landlord's review and administration of each proposed Assignment, including without limitation attorneys', accountants', and other consultants' fees. In addition, if Landlord approves an Assignment of the entire Premises, Tenant shall pay a fee to Landlord (in part to defray internal costs and expenses) in an amount equal to one-half of one percent (0.5%) of the consideration paid by Landlord to acquire the Premises.

         7.4 Effect on Event of Default. Landlord's written consent to any Assignment shall not constitute a representation that no default then exists under this Lease of the obligations to be performed by Tenant, nor shall such consent be deemed a waiver of any then existing default. Neither a delay in the approval or disapproval of such Assignment, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for the breach of any of the terms or conditions of this Lease.

         7.5 Continuation of Restrictions and Obligations. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person or entity to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed all such obligations as if such assignee had originally executed this Lease and at Landlord's request shall execute promptly a document confirming such assumption. Each Sublease is subject to the condition that if the Lease is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise, at Landlord's option, the Sublease shall terminate, or not terminate, as a matter of law and, if not terminated, the subtenant shall be bound to Landlord for the balance of the term of such Sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such Sublease.

                                  ARTICLE VIII
                            MAINTENANCE AND REPAIRS

         8.1 Tenant to Maintain and Repair. Tenant, at Tenant's sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises (including without limitation, all interior and exterior, roofing, structural, non-structural and systems maintenance, repairs and replacements) that are necessary or desirable to keep the

Premises in first class condition and repair, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease, including without limitation, repairs required as a result of any act or omission of any invitee, agent, employee, Affiliate, subtenant, assignee, contractor, client, family member, licensee, customer or visitor of Tenant (collectively, "INVITEES"). Tenant shall maintain all improvements, fixtures and personal property (including all equipment) located in, or serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall maintain all drives, sidewalks, parking areas and lawns on the Premises in a clean condition, free of accumulations of dirt, trash, snow and ice. Tenant shall suffer no waste or injury to any part of the Premises. Notwithstanding anything to the contrary contained herein, Landlord shall have the right, but not the obligation, to make any repair and to charge Tenant as Additional Rent for all costs and expenses incurred in connection therewith.

         8.2 No Obligation to Repair by Landlord. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or fixtures in, any improvements located in the Premises the cost of which to repair, on an individual basis or in the aggregate, will exceed $250,000. Notwithstanding anything to the contrary contained herein, Landlord shall have the right, but not the obligation, to perform Tenant's obligations hereunder and to charge Tenant as Additional Rent for all costs and expenses incurred in connection therewith.

         8.3 Fixtures. Tenant shall not remove from the Premises any fixtures unless replaced with similar fixtures of equal or greater quality and value. Each such fixture shall become the property of Landlord upon installing the same at the Premises. Tenant may not grant any lien or security interest in any fixture. For purposes of this Section 8.3, the vehicle lifts located in the service areas shall not be considered fixtures and may be removed by Tenant provided Tenant repairs any and all damage caused to the Premises by the removal thereof.

                                   ARTICLE IX
                                   ALTERATIONS

         9.1 Consent Required for Alterations. Landlord is under no obligation to make any alterations, decorations, additions, improvements, demolitions or other changes (collectively, "ALTERATIONS") in or to the Premises. Except in connection with the original construction to be performed at the Premises pursuant to section 9.3, Tenant shall not make or permit anyone to make any Alterations in or to the Premises costing more than $1,000,000 without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall be deemed to have consented to Tenant's proposed Alterations unless Landlord denies the request within fourteen (14) days of submission by Tenant to Landlord of plans and other information reasonably requested by Landlord to make a determination with respect thereto. All Alterations in or to the Premises shall be made in a good, workmanlike and first-class manner, in accordance with such reasonable terms and conditions as Landlord may impose. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, Tenant shall discharge such lien (or petition) within twenty (20) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises to any liens that may be filed in connection therewith. Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord one (1) set of accurate as-built drawings showing such Alteration in place.

         9.2 Removal of Alterations. Except as otherwise expressly provided pursuant to Section 9.1 above, if any Alterations are made without the prior written consent of Landlord, Landlord shall have the right, in addition to all other remedies, at Tenant's expense to remove and correct such Alterations and restore the Premises to its condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises during the Lease Term shall be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that Tenant shall remove all Alterations and other items in the Premises that Landlord designates in writing for removal, and repair any damage caused by such removal. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to claim, during the Lease Term, all federal and state income tax benefits associated with Alterations to the Premises performed at Tenant's sole cost and expense during the Lease Term, if and to the extent permitted under applicable Laws; provided, however, that in no event shall Landlord have any liability to Tenant whatsoever in connection with any inability by Tenant to obtain any such benefits.

         9.3 Construction. Tenant has constructed or shall complete construction of certain capital improvements to the Premises in accordance with the Drawings and Specifications (defined below), the Construction Documents and the provisions of this Section 9.3 (the "PROJECT"). Completion of the Project shall be achieved no later than four (4) months after the Lease Commencement Date, subject to extension upon mutual agreement between Landlord and Tenant and the occurrence of events which constitute force majeure. Tenant hereby represents and warrants as follows:

                  (a) Exhibit D attached hereto sets forth a true and complete list of all contracts and agreements Tenant has entered into in connection with the Project (the "CONSTRUCTION DOCUMENTS"). Each of the Construction Documents is in full force and effect and constitutes the legal valid obligation of the respective parties thereto, enforceable in accordance with its terms and has not been modified, amended or extended.

                  (b) As of the Lease Commencement Date, Tenant has performed or paid all obligations required to be performed or paid by it under each of the Construction Documents and is not in default of any of its obligations under any of the Construction Documents.

                  (c) Tenant has obtained or will obtain all building permits, licenses and such other permits and bonds required in connection with the construction of the Project and will not permit any lien, security interest or other encumbrance to be maintained upon the Premises without Landlord's prior written consent. If any liens are filed, Tenant shall cause the same to be discharged or bonded over in accordance with Section 9.1 hereof.

                  (d) The Project shall be constructed in accordance with the Drawings and Specifications for the Project, including modifications thereof reasonably approved by Landlord, delivered to and approved by Landlord in writing (the "DRAWINGS AND SPECIFICATIONS"), and the Construction Documents. The Project, both during construction and at the time of completion, shall substantially comply with all requirements of all applicable laws, ordinances, regulations and orders, including without limitation applicable zoning, building and fire safety codes and all restrictive covenants, if any, and other easements, encumbrances or agreements affecting title to the Premises or improvements. For purposes of this Section 9.3, "substantially" means that Tenant shall not be permitted to engage in even de minimis non-compliance with applicable laws, ordinance, regulations and orders if such de minimis non-compliance could result in any governmental, administrative or other authority executing any penalty, fine, remedy or other disciplinary action against Tenant or Tenant's business. Tenant agrees that it will furnish from time to time such satisfactory evidence with respect thereto as may be required by Landlord.

                  (e) In addition to the insurance requirements of this Lease, Tenant shall provide and maintain at all times during the construction of the Project (and, upon Landlord's request, shall furnish Landlord with proof of payment therefore): (i) builder's risk insurance; (ii) comprehensive general liability insurance; and (iii) worker's compensation insurance, each upon commercially reasonable terms and in an amount at least equal to the amount required by law or commercially reasonable in the jurisdiction of the Premises.

                  (f) Tenant has provided or will provide to Landlord a sworn construction statement from the General Contractor duly executed and in form and substance acceptable to Landlord showing all contractors having contracts or subcontracts for specific portions of the work on the Project and the amounts due or to become due each such Contractor, including all costs and expenses of any kind incurred and to be incurred in constructing the Project.

                  (g) Upon completion of the Project, Tenant shall provide to
Landlord:

                           (i) a final, as-built ALTA survey, or surveys, in
form and substance satisfactory to Landlord, updated to show the completion of the improvements on the Premises and satisfying Landlord's survey requirements as set forth in the Purchase Agreement;

                           (ii) an updated zoning report from a zoning
consultant acceptable to Landlord, confirming that the Premises, as completed, is in all respects in compliance with all applicable planning, zoning and building codes and restrictions and all planned unit development, subdivision, parking and setback requirements, without special variance or exception, and that the Premises may be used by right as an automobile dealership or dealerships;

                           (iii) evidence satisfactory to Landlord that all work
requiring inspection by municipal, county or other governmental authorities having jurisdiction has been duly inspected and approved by such authorities and by the rating or inspection organization, bureau, corporation or office having jurisdiction, and that certificates of occupancy and all requisite approvals have been properly issued with respect thereto (with copies thereof delivered to Landlord);

                           (iv) an AIA certification from the architect on the
Project stating that all work has been completed; and

                           (v) a final lien waiver from the general contractor.

                                   ARTICLE X
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENANT


         Tenant hereby represents, warrants and covenants to Landlord as follows:

                  (a) Change in Condition. All financial statements and other information for Tenant and Guarantor previously delivered to Landlord are true and correct in all material respects. There has been no material adverse change, nor is there any fact, event or circumstance that could reasonably be expected to result in a material adverse change, in the financial condition of Tenant, Guarantor or the business being conducted at the Premises since the date of the most recent financial statements delivered to Landlord. Neither Tenant nor Guarantor has entered into any material transaction outside the ordinary course of its business operations as reflected in such financial statement. No proceeding at law or in equity or before any administrative agency or arbitrator or similar forum is pending or, to the knowledge of Tenant, threatened, against Tenant or Guarantor.

                  (b) Rent Coverage Ratio. During the Lease Term, Guarantor shall maintain a Rent Coverage Ratio of no less than 1.5 to 1.0. "RENT COVERAGE RATIO" shall mean, for all Guarantors on a combined basis, the ratio of (i) all pre-tax income, plus (A) all rent expenses under all leases for any real property and improvements ("AGGREGATE RENT OBLIGATIONS"), plus (B) depreciation and amortization, plus (C) interest on mortgage debt, plus (D) the annual LIFO adjustment; to (ii) the Aggregate Rent Obligations plus principal and interest payments on mortgage debt. The Rent Coverage Ratio shall be calculated each fiscal quarter for the trailing twelve (12) month period on the basis of the information reported in the Internal Statements and Audited Annual Statements, as applicable.

                  (c) Adjusted Debt to Normalized EBITDA Ratio. During the Lease Term, Guarantor shall have maintained an Adjusted Debt to Normalized EBITDA Ratio of no greater than 6.0 to 1.0. "ADJUSTED DEBT TO NORMALIZED EBITDA Ratio" shall mean the ratio of (i) Guarantor's current outstanding indebtedness under credit facilities, subordinated debt obligations and other interest bearing debt instruments excluding floorplan debt, to (ii) the net income of Guarantor, determined on a consolidated basis for the trailing twelve (12) month period in accordance with GAAP, plus, without duplication and to the extent reflected as a charge in the statement of such net income of Guarantor for such period, the sum of (a) income tax expense, (b) non-floorplan related interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness,
(c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs and (e) any extraordinary, unusual or non-recurring expenses or losses. The Adjusted Debt to Normalized EBITDA Ratio shall be calculated each fiscal quarter based on the Quarterly Statements and Annual Statements delivered to Landlord pursuant to
Article X(d) below.

                  (d) Financial Statements and Certifications. Tenant shall provide Landlord and any Lender, at the times set forth herein (or more often as may be reasonably requested by Landlord), the following information during the Lease Term: (A) within fifteen (15) days after the end of each fiscal quarter (including year end) (except for Guarantor prepared information which must be delivered within forty five (45) days): (i) fiscal year-to-date financial statements of Tenant, Guarantor and any affiliated subtenant prepared in accordance with generally accepted accounting principles ("GAAP"), except as disclosed therein (the "INTERNAL STATEMENTS"), (ii) a written calculation based upon the Internal Statements of the Rent Coverage Ratio for such fiscal year-to-date period, certified by Guarantor's chief financial officer, and (iii) a written calculation based upon the Internal Statements of the Adjusted Debt to Normalized EBITDA Ratio, certified by Guarantor's chief financial officer; (B) within ninety (90) days after the end of each fiscal year of Tenant, Guarantor and any affiliated subtenant: (i) annual financial statements prepared in accordance with GAAP and audited by an independent certified public accountant and presented on an individual or consolidated basis (the "AUDITED ANNUAL STATEMENTS"), (ii) a written calculation based upon the Audited Annual Statements of the Rent Coverage Ratio for such fiscal year period, certified by Guarantor's chief financial officer, and (iii) a written calculation based upon the Audited Annual Statements of the Adjusted Debt to Normalized EBITDA Ratio, certified by Guarantor's chief financial officer; (C) within ten (10) days after request, all evidence reasonably requested supporting the Rent Coverage Ratio and Adjusted Debt to Normalized EBITDA Ratio calculations delivered to Landlord; and (D) such additional financial information as Landlord shall reasonably request (including any financial information required by any governmental agency, including the Securities and Exchange Commission). Notwithstanding the foregoing, Tenant and affiliated subtenants shall not be required to submit financial information to Landlord as required above if Tenant or such affiliated subtenant is one hundred percent (100%) owned by Guarantor and Tenant's or such affiliated subtenant's financial statements are consolidated into Guarantor's financial statements.

                  (e) Litigation. Within thirty (30) days after Tenant has knowledge of (a) any litigation, threatened condemnation, or other proceeding related to or arising out of this Lease or the Premises, or (b) any litigation or other proceeding against (i) Tenant, or an affiliated subtenant of Tenant, in which claims are asserted in an amount in excess of $5,000,000, or (ii) United Auto Group, Inc., in which claims are asserted in an amount in excess of $10,000,000, Tenant shall give written notice thereof to Landlord, and a copy of any documents pertaining to such proceeding. If and to the extent Landlord reasonably determines that such proceeding may adversely affect the Premises or this Lease, Landlord may, after notice to Tenant, undertake an investigation or otherwise become involved in the proceeding and Tenant shall pay all of Landlord's reasonable costs and expenses related thereto, including but not limited to reasonable attorneys' fees, that are incurred by Landlord, as Additional Rent. (f) Franchise Agreements. Tenant has already or shall provide to Landlord, within ten (10) days after execution or receipt thereof, as applicable, true and complete copies of all franchise, personal sales and service, dealer term sales and service, public ownership agreements and other operating agreements (including without limitation, any buy-sell agreements or similar agreements affecting the control of the business being operated at or from the Premises) (collectively, "FRANCHISE AGREEMENTS") pursuant to which the business is being operated at or from the Premises (excluding portions thereof the disclosure of which would violate confidentiality agreements to which subtenants or Tenant is bound). All such Franchise Agreements are valid, and in full force and effect, and Tenant and any Affiliate operating the business being conducted at or from the Premises are in compliance in all material respects with such Franchise Agreements. Tenant has no knowledge of actual or threatened termination or non-renewal of any Franchise Agreements, and has no knowledge that any of the dealerships operated on the Premises do not meet manufacturers' standards, or other franchise standards specified in the Franchise Agreements. Within ten (10) business days of receipt, Tenant shall provide to Landlord any new Franchise Agreements and all modifications, supplements or other amendments to, and notices of breach or default under, any Franchise Agreements, whether now existing, or hereafter entered into. Tenant shall continuously operate at least 50% of the Premises as franchised new automobile dealerships. Landlord acknowledges that the Franchise Agreements relating to the Premises in effect as of the Effective Date and previously received by Landlord are deemed approved by Landlord.

                  (g) Authorization. Tenant and the person executing and delivering this Lease on Tenant's behalf each represents and warrants that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Premises is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Premises is located, and has the power and authority to enter into this Lease and to conduct its business in the manner being conducted; and that all action required to authorize Tenant and such person to enter into this Lease and to conduct its business in the manner being conducted has been duly taken.

                  (h) Disclosure. This Lease does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statement contained herein not misleading in light of the circumstances in which it was made.

                  (i) Breach of Financial Covenants. The Rent Coverage Ratio required by Article X(b) above and the Adjusted Debt to Normalized EBITDA Ratio required by Article X(c) above are collectively referred to herein as the "FINANCIAL COVENANTS". The Financial Covenants are tested quarterly in accordance with Article X(b) and Article X(c) above (each a "TEST DATE"). If at any time Guarantor fails to comply with the Financial Covenants (the "INITIAL FAILURE"), Guarantor shall either achieve compliance on one of the two consecutive Test Dates immediately following such failure or deliver to Landlord an irrevocable and unconditional letter of credit issued by a financial institution reasonably acceptable to Landlord in an amount equal to six months Base Rent (in effect at that time), in form and content satisfactory to Landlord in Landlord's sole and absolute discretion. If an Initial Failure remains uncured after the third and fourth Test Dates immediately following the Initial Failure, Guarantor shall deliver to Landlord an additional irrevocable and unconditional letter of credit issued by a financial institution reasonably acceptable to Landlord in an amount equal to six months Base Rent (in effect at that time), in form and content satisfactory to Landlord in Landlord's sole and absolute discretion. The letter(s) of credit shall be held by Landlord as additional security for the faithful performance by Tenant and Guarantor of all covenants, conditions and agreements of this Lease and any guaranty agreement. If there shall be any Event of Default under this Lease or any guaranty by Tenant or Guarantor, then Landlord shall have the right, but shall not be obligated, to draw on the letter(s) of credit and use, apply or retain as a security deposit all or any portion of the proceeds for the payment of any (a) Base Rent, Additional Rent or any other sum as to which Tenant is in default, or
(b) amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default. Provided no Event of Default has occurred and is outstanding, the letter(s) of credit and any unused letter of credit proceeds shall be released by Landlord if Guarantor maintains compliance with the Financial Covenants for two consecutive Test Dates.

                                   ARTICLE XI
                                    GUARANTY


         Tenant shall cause the Guarantor to execute and deliver to Landlord, and maintain during the Lease Term, a guaranty of this Lease on a form acceptable to Landlord (the "GUARANTY").

                                  ARTICLE XII
                             [INTENTIONALLY OMITTED]

                                  ARTICLE XIII
                                   INSPECTION


         Upon reasonable advance notice, Tenant shall permit Landlord, any Lender and their agents and representatives, to enter the Premises, at Landlord's expense, without charge therefor and without diminution of the rent payable by Tenant in order to examine, inspect or protect the Premises, or to exhibit the same to brokers, prospective tenants, Lenders, purchasers and others. Landlord shall endeavor to minimize disruption to Tenant's normal business operations in the Premises in connection with any such entry.

                                  ARTICLE XIV
                                    INSURANCE

         14.1 Types and Amounts of Insurance Coverage. Throughout the Lease Term, Tenant shall obtain and maintain the following types and amounts of insurance:

                  (a) Commercial General Liability

                           A) Coverage: (1) Occurrence Form; (2) Contractual
Liability - insuring the obligations assumed by the Tenant under this Lease, including the indemnity obligations set forth in this Lease; (3) Premises and Operations Coverage; (4) Broad Form Property Damage Coverage; (5) Personal Injury Liability; and (6) Independent Contractors Coverage.

                           B) Limits: Commercial general liability insurance
shall be in minimum amounts of not less than the greater of (x) $50,000,000 combined single limit per occurrence with a $50,000,000 general aggregate and
(y) the minimum amounts required under the Franchise Agreements.

                  (b) All Risk Property, Boiler & Machinery and Business Interruption Coverage.

                           A) Coverage: (1) All Risks of Direct Physical Loss,
including full coverage for flood and, upon Landlord's request, full coverage for earthquake insurance; (2) Demolition and increased cost of construction; (3) Replacement Cost; (4) EDP equipment coverage; and (5) Business Interruption Coverage and Extra Expenses.

                           B) Limits: Property and Boiler & Machinery Insurance
shall be on a replacement cost basis, in an amount not less than that required to replace the real and personal property and improvements installed on or about the Premises, all alterations and other contents of the Premises (including without limitation, Tenant's trade fixtures, decorations, furnishing, equipment and personal property). Business Interruption Coverage and Extra Expense shall be in minimum amounts not less than the Base Rent, Impositions and all other Additional Rent payable under this Lease during any Lease Year.

                  (c) Comprehensive Automobile Liability, Garage Liability, Garage Keepers Legal Liability and Dealers Physical Damage

                           A) Coverage: (1) Comprehensive Automobile Liability
for all owned, non-owned and hired vehicles; (2) Garage Liability; (3) Garage keepers Legal Liability; and (3) Dealers Physical Damage, Floor Plan & Automobile Inventory.

                           B) Limits: (1) Automobile and Garage Liability
insurance shall be in minimum amounts not less than $1,000,000 for each accident; (2) Garage Keepers Legal Liability insurance shall be in minimum amounts not less than the full replacement value of all vehicles in the Tenant's care, custody and control; (3) Dealers Physical Damage insurance shall be in minimum amounts not less than the full replacement value of all vehicles in the Tenant's Floor Plan and Automobile Inventory; (4) Automobile Dealers Errors & Omissions, $1,000,000; (5) Insurance Agents Errors & Omissions, $1,000,000; (6) Federal Odometer Statutes Errors & Omissions, $1,000,000; (7) Title, Truth In Lending, Truth In Leasing Errors & Omissions, $1,000,000.

                  (d) Workers Compensation and Employers Liability

                           A) Coverage: (1) All States Endorsement; (2)
Employers Liability for Monopolistic States; and (3) Executive Officers, partners & sole proprietors included.

                           B) Limits: Coverage A - Statutory; Coverage B
(Employers Liability) $1,000,000 each accident, $1,000,000 disease - policy limit, $1,000,000 disease - each employee.

         14.2 Requirements of Insurance Coverage. All the insurance policies specified above shall meet the following requirements: (i) be issued by a company that is licensed to do business in the jurisdiction in which the Premises is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A-:XII from Best's Insurance Guide; (ii) name Capital Automotive REIT, Landlord, all Affiliates of Landlord, and all Lenders as additional insureds and/or loss payees (as applicable), and specify that all property loss adjustment and casualty losses reserved in excess of $100,000 shall require the written consent of Landlord, Tenant, and Lender, if applicable; (iii) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (iv) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (v) be reasonably acceptable in form and content to Landlord; (vi) be primary over any other valid and collectible insurance and non-contributory; (vii) contain an endorsement for cross liability and severability of interests; (viii) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord and each Lender thirty (30) days' prior written notice (by certified or registered mail, return receipt requested) of such proposed action; and (ix) contain a deductible amount less than or equal to $5,000, except as otherwise approved in writing by Landlord.

         14.3 Other Provisions. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance provided it is customary for owners or tenants of comparable properties in the vicinity of the Premises to carry insurance of such higher minimum amounts or of such different types. Tenant shall deliver to Landlord, concurrently with Tenant's execution of this Lease and at least annually thereafter, (i) certificates (including Acord Form 27) evidencing that all such insurance coverage required pursuant to this Article is in full force and effect, and (ii) receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations). Tenant shall give Landlord immediate notice in case of fire, theft or accident reserved in excess of $100,000 in the Premises. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. Landlord makes no representation that the limits or forms of coverage of insurance specified in this Article XIV are adequate to cover Tenant's property or obligations under this Lease. Tenant shall have the right to maintain the insurance coverages set forth in this Article under a blanket insurance policy covering other premises owned or operated by Tenant, provided that (x) the Premises is covered independently by such blanket insurance policy to the full extent required by this Article, and (y) such coverage for the Premises shall not be diminished for any reason whatsoever (including without limitation a claim made with respect to any other premises) during the Lease Term.

         14.4 Waiver of Subrogation. Tenant hereby releases and relieves Landlord, and waives its entire right of recovery against Landlord, for direct or consequential loss or damage arising out of or related to any accident covered by property insurance carried by Landlord, its Affiliates, agents, employees, contractors and/or invitees, whether or not due to the negligence of Landlord, its Affiliates, agents, employees, contractors and/or invitees.

                                   ARTICLE XV
                          LIABILITY AND INDEMNIFICATION

         15.1 No Liability of Landlord. Landlord, its Affiliates, partners, officers, directors, members, trustees, employees, agents and Lenders shall have no liability for and shall not assume any liability or responsibility with respect to the conduct or operation of the business to be conducted on the Premises and shall have no liability for any claim of loss of business or interruption of operations, or any consequential damages or indirect losses whatsoever. Any motor vehicles, parts, goods, furnishings, fixtures, property or personal effects placed or stored in or about the Premises shall be at the sole risk of Tenant, and Landlord, its Affiliates, employees and agents shall not be responsible or liable for such property.

         15.2 Indemnification of Landlord by Tenant. Tenant shall indemnify, defend upon request and hold Landlord, its Affiliates, partners, officers, directors, members, trustees, employees, agents and Lenders harmless from and against, all demands, causes of action, judgments, costs, damages (including punitive and consequential damages), claims, liabilities, expenses (including attorneys' fees, disbursements and actual costs), losses, penalties and court costs suffered by or claimed against any of them (whether arising from events prior or subsequent to the Effective Date), directly or indirectly, except for liability arising from Landlord's gross negligence or willful misconduct, based on or arising out of, in whole or in part: (a) the use, condition, operation, maintenance, repair, alteration, and occupancy of the Premises or the business conducted therein or therefrom, (b) any act, omission, negligence or willful misconduct of Tenant, its Affiliates or Invitees, (c) contamination of the Premises or the ground waters thereof, any discharge of toxic or hazardous sewage or waste materials from the Premises into any septic facility or sewer system, any Environmental Law or release or existence of Hazardous Materials on the Premises (irrespective of whether there has occurred a violation thereof) relating to the Premises, including without limitation, any loss of value to the Premises in connection therewith, (d) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or Invitees of any of the terms, provisions, representations, warranties, covenants or conditions of this Lease on Tenant's part to be performed, including without limitation, the failure to comply with Laws, (e) easements or other agreements entered into by Landlord at the request of Tenant following the Effective Date, and (f) any accident, injury, death or damage to the person, property or business of Tenant or Invitees, or any other person that shall happen at, in, upon, or arising out of the Premises, however occurring. Landlord need not have first paid any such claim to be so indemnified and held harmless by Tenant. Tenant, upon written notice from Landlord, shall defend any claim against Landlord at Tenant's sole expense, using legal counsel satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Tenant's indemnity obligations under this
Section 15.2 and elsewhere in this Lease arising prior to the termination of this Lease shall survive such termination.

         15.3 No Liability Accruing Subsequent to Transfer. No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Premises. Within five (5) business days after request, Tenant shall attorn to any new landlord and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment, provided that the new landlord recognizes Tenant and the terms of the Lease.

         15.4 Tenant's Remedies. Tenant shall not have the right to set off, recoup, abate or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any Base Rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

         15.5 Landlord's Liability Limited to Landlord's Interest. If Tenant or Invitees are awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Premises. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any such individual or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any such individual.

                                   ARTICLE XVI
                 DAMAGE OR DESTRUCTION; RESTORATION OBLIGATIONS


         If the improvements located on the Premises are totally or partially damaged or destroyed, whether due to casualty, Partial Taking or otherwise, then promptly after such damage or destruction, Tenant shall repair, rebuild or restore all damaged improvements on or about the Premises so as to make the Premises at least equal in value to the Premises existing immediately prior to such damage or destruction. All such repair, rebuilding or restoration shall be at Tenant's expense; provided, however that, to the extent necessary to effect such repair, rebuilding or restoration, Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord or the net proceeds of any award from a Partial Taking after deduction of any costs incurred in connection with the collection thereof, including reasonable attorneys' fees. Payment to Tenant of such net proceeds shall be made in accordance with reasonable procedures customarily required in connection with construction loans. Tenant shall deliver to Landlord for Landlord's approval the plans and specifications, as well as a schedule setting forth the estimated monthly draws for such work. Upon Landlord's approval thereof, Tenant will begin such repairs, rebuilding or restoration and will prosecute the same to completion with diligence and in accordance with the terms and conditions contained in Article IX of this Lease. Landlord and its architects and engineers shall have the right, at Tenant's expense, to inspect the Premises from time to time during such repair, rebuilding and restoration. In no event, however, shall Landlord have any liability whatsoever for any defects in the design or construction, or the compliance of the plans and specifications with Laws. In no event shall any damage or destruction allow Tenant to abate the payment of Base Rent or Additional Rent or terminate this Lease, except as provided in Section
17.5 of this Lease. Notwithstanding the foregoing, Tenant may terminate this Lease during the final twenty-four (24) months of the Lease Term if the Premises are damaged to the extent that such Tenant's business is materially impacted provided that: (1) Tenant has not exercised the Renewal Option for the next Renewal Term; (2) no Event of Default has occurred and is continuing; (3) an amount equal to the cost to restore the Premises to the condition in which it existed prior to such damage, less insurance proceeds received by Landlord, is paid by Tenant to Landlord.

                                  ARTICLE XVII
                                  CONDEMNATION

         17.1 Total Taking. If the entire Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (a "TOTAL TAKING"), then this Lease shall terminate on the date that title to the Premises vests in such authority, and Base Rent shall be apportioned as of such date. If less than the entire Premises or occupancy thereof is permanently condemned, but such partial condemnation, even after restoration, would in Landlord's reasonable judgment be substantially and materially adverse to the business operations of Tenant as being conducted at or from the Premises as of the Lease Commencement Date, then Tenant shall have the right to elect to terminate this Lease upon written notice thereof to Landlord within ten (10) business days after Tenant receives notice of such taking (together with a Total Taking, a "TERMINATION TAKING"). This Lease shall terminate on the date that title to the Premises vests in such authority, and Base Rent shall be apportioned as of such date. A condemnation shall be deemed to be permanent if lasting for a period in excess of twelve (12) consecutive calendar months.

         17.2 Partial Taking. If less than the entire Premises or occupancy thereof is permanently condemned and such partial condemnation would not, even after restoration, in Landlord's reasonable judgment be substantially and materially adverse to the business operations of Tenant as being conducted at or from the Premises as of the Lease Commencement Date (a "PARTIAL TAKING"), then this Lease shall remain in full force and effect, there shall be no abatement of Base Rent or Additional Rent except for an adjustment to Base Rent as provided in Section 17.5 and Tenant shall comply with the provisions of Article XVI of this Lease.

         17.3 Temporary Taking. If all or any portion of the Premises is condemned for a period of twelve (12) consecutive calendar months or less, the Lease shall remain in full force and effect and there shall be no abatement of Base Rent or Additional Rent notwithstanding such condemnation. The amount of any award, damages and other compensation (the "AWARDS") paid on account of a temporary taking, net of Landlord's reasonable expenses in obtaining the same, for such temporary taking allocable to the Lease Term, shall be paid to Tenant.

         17.4 Awards. In the event of a Termination Taking or Partial Taking, all Awards shall belong to Landlord, and Tenant assigns to Landlord all rights to such Awards. Tenant shall not make any claim against Landlord or such authority for any portion of such Awards attributable to damage to the Premises, value of the unexpired portion of the Lease Term or any renewal thereof, loss of profits or goodwill, leasehold improvements, consequential damages to the Premises not taken, or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense following the Lease Commencement Date and which Tenant is entitled, pursuant to this Lease, to remove at the expiration or earlier termination of the Lease Term, provided that such claim shall in no way diminish the Awards payable to or recoverable by Landlord in connection with such taking.

         17.5 Partial Taking Base Rent Abatement. In the event of a Partial Taking in excess of five percent (5%) of (i) the buildings or portion of the land area of the Premises which is paved or (ii) the fair market value of the Premises, this Lease shall remain unaffected by such taking except that, following Landlord's receipt of the Award and Tenant's completion of the restoration in accordance with Article XVI hereof, the Base Rent shall be reduced by an amount equal to the amount of the net Awards received by Landlord divided by 10.81. Until the new Base Rent or Monthly Base Rent, as applicable, shall be determined and agreed upon in writing, Tenant shall continue to pay Base Rent or Monthly Base Rent in accordance with the original terms of this Lease and upon such determination, an appropriate adjustment shall be made and Tenant shall receive credit for any overpayment.

                                  ARTICLE XVIII
                                     DEFAULT

         18.1 Events of Default. Each of the following shall constitute an "EVENT OF DEFAULT": (a) Tenant's failure to make when due any payment of the Base Rent, Additional Rent or other sum; provided, however, that with respect to the first (1st) such failure in any twelve (12) month period only, no Event of Default shall be deemed to have occurred unless such failure continues for a period of five (5) days after Landlord provides written notice thereof to Tenant; (b) Tenant's failure to perform or observe any non-monetary covenant or obligation of Tenant imposed by this Lease not otherwise specifically described in this Section 18.1, which failure continues for thirty (30) days after Landlord provides written notice thereof to Tenant; provided, however, that such cure period shall not be applicable if, in Landlord's sole and absolute discretion, such failure raises a life/safety issue with respect to the Premises or its occupants or visitors, including but not limited to, a threat of personal injury or continuing physical injury to the Premises; (c) Tenant's abandonment of or failure to occupy continuously the Premises; (d) an Event of Insolvency as specified in Article XIX; (e) any Environmental Default as specified in Section 6.3; (f) any Assignment (requiring consent) not consented to by Landlord in writing pursuant to Article VII, or a Change in Control without the prior written consent of Landlord; (g) any representation, warranty or certification made by Tenant is incorrect in any material respect when made; (h) at any time less than 50% of the Premises is being utilized as franchised new automobile dealerships; (i) a final, non-appealable judgment for the payment of money in excess of ten million dollars ($10,000,000) not fully covered by insurance is rendered against Guarantor, and the same has not been paid, discharged, vacated, bonded, or stayed within thirty (30) days after rendering of the same; (j) any failure to maintain the insurance required pursuant to Article XIV above; (k) [intentionally omitted]; and (l) any breach of Guarantor's obligation to post a letter of credit required by Article X(i) above.

         18.2 Landlord's Remedies. Following an Event of Default, the provisions of this Section 18.2 shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant's liability for all Base Rent, Additional Rent and other sums specified herein. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any right of renewal, expansion, first offer or refusal and any right to purchase the Premises contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Tenant hereby acknowledges the special use of the Premises for the conduct of business by franchised dealers of motor vehicles and agrees that the ability of Landlord to relet the same to other dealers of motor vehicles under a franchise agreement satisfactory to Landlord is extremely uncertain and would be likely to require a substantial amount of time. Whether or not this Lease and/or

Tenant's right of possession is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, Additional Rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, attorneys' fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant's obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other actual or consequential damages suffered or incurred by Landlord on account of Tenant's default (including, but not limited to, late fees or other charges incurred by Landlord under any Mortgage). Tenant also shall be liable for additional damages which at Landlord's election shall be either one or a combination of the following: (a) an amount equal to the Base Rent and Additional Rent due or which would have become due from the date of Tenant's default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, Additional Rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the present value of the sum of (i) the amount by which (A) all Base Rent, Additional Rent and other sums due or which would be due and payable under this Lease as of the date of Tenant's default through the end of the scheduled Lease Term exceeds (B) the fair market rental value of the Premises over the same Period as determined by Landlord, plus (ii) all expenses (including broker and attorneys' fees) and value of all vacancy periods projected by Landlord to be incurred in connection with the reletting of the Premises. The present value shall be calculated using a discount factor equal to the yield of the United States Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Lease Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability for payment of Base Rent under this Lease with respect to the period after the date of such payment. Landlord's determination as to the fair market value and projected vacancy period shall be presumptively correct and Tenant shall have the burden of proving otherwise by clear and convincing evidence. Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated in the period extending beyond the scheduled expiration of the Lease Term (collectively, the "EXTRA RENT") against Landlord's damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (b)(ii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid Base Rent and Additional Rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant's right of possession.

         18.3 Tenant Waiver. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

         18.4 Landlord's Rights Cumulative. All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

         18.5 Accord and Satisfaction. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, Additional Rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

         18.6 Default Rate. If Tenant fails to make any payment to any third party or to do any act to be made or done by Tenant pursuant to the Lease, then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (the "DEFAULT RATE") equal to the lesser of (a) the greater of (i) eighteen percent (18%) per annum or (ii) the rate per annum which is five (5) whole percentage points higher than the prime rate published in the Money Rates section of the Wall Street Journal, or (b) the highest lawful rate per annum, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute Additional Rent due hereunder.

         18.7 Joint and Several Liability. If more than one person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

                                   ARTICLE XIX
                                   BANKRUPTCY

         19.1 Events of Bankruptcy. An "Event of Insolvency" is the occurrence with respect to any of Tenant, Guarantor or the managing member of Tenant ("MANAGING MEMBER") any of the following: (a) becoming insolvent, as that term is defined in Title 11 of the United States Code (the "BANKRUPTCY CODE") or under the insolvency laws of any state (the "INSOLVENCY LAWS"); (b) the earlier to occur of either (i) the filing of a petition for the appointment of a receiver or custodian or (ii) the appointment of a receiver or custodian for any property of such entity or person, or (iii) the institution of a foreclosure, replevin or attachment action upon any property of such entity or person; (c) filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws or the admission in writing of its or his inability to pay debts generally as they become due; (d) filing of an involuntary petition against such entity or person as the alleged debtor under the Bankruptcy Code or Insolvency Laws which either (i) is not dismissed within thirty (30) days after filing, or
(ii) results in the issuance of an order for relief against the alleged debtor;
(e) making or consenting to an assignment for the benefit of creditors or a composition of creditors; or (f) submitting (either before or after execution hereof) to Landlord any financial statement containing any material inaccuracy or omission.

         19.2 Remedies. Upon an Event of Insolvency, Landlord shall have all rights and remedies available pursuant to Article XVIII; provided, however, that while a case (the "CASE") in which Tenant is the alleged debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "TRUSTEE") to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a
Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XVIII. Landlord and Tenant acknowledge and agree that adequate assurance of future performance shall require, among other things, that the following minimum criteria (which Landlord and Tenant agree are commercially reasonable) be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten
(10) times the next monthly installment of Base Rent and Additional Rent due;
(2) both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than the next monthly installment of Base Rent and Additional Rent due; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent, and Additional Rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (7) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; (8) Trustee must comply with all duties and obligations of Tenant under this Lease;
(9) the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the Tenant and Guarantor as of the Effective Date; and
(10) all assurances of future performance specified in the Bankruptcy Code must be provided.

                                   ARTICLE XX
                                  SUBORDINATION

         20.1 Subordination and Non-Disturbance. This Lease is subject and subordinate to the lien, provisions, operation and effect of any Mortgage, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. A Lender holding a Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holder of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such Lender in confirmation thereof. At the request of Tenant in each instance, Landlord shall obtain for Tenant a non-disturbance agreement providing for the continuation of this Lease in the event of any such transfer of the Premises (subject to the terms and conditions contained therein), on the standard form of each Lender. Within five (5) business days after Landlord's request, Tenant shall execute documents required by Lender confirming the foregoing subordination. If Tenant does not execute the requested documents within such period, Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to execute any such document for Tenant.

         20.2 Attornment. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant's obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Premises or Landlord's interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, within five days of a written request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, provided the transferee is not an Affiliate of Landlord, such transferee shall not be (a) bound by any payment of the Base Rent or Additional Rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (b) bound by any amendment of this Lease made without the written consent of any Lender existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. Within five (5) days of a written request of such transferee, Tenant shall execute, acknowledge and deliver any reasonable document submitted to Tenant confirming such attornment.

         20.3 Lender Required Modifications. If any prospective or current Lender requires that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, (c) do not increase the Base Rent and other sums to be paid by Tenant, and (d) do not materially affect Tenant's obligations hereunder, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) days after Tenant's receipt thereof.

         20.4 Lender Cure Rights. If (a) the Premises are at any time subject to a Mortgage, (b) this Lease and rent payable hereunder is assigned to the Lender, and (c) the Tenant is given notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the rent payable hereunder for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to the Lender, specifying the default in reasonable detail, and affording such Lender a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord, except that (i) such Lender shall have at least thirty (30) days to cure the default;
(ii) if such default cannot be cured with reasonable diligence and continuity within thirty (30) days, such Lender shall have any additional time as may be reasonably necessary to cure the default with reasonable diligence and continuity; and (iii) if the default cannot reasonably be cured without such Lender having obtained possession of the Premises, such Lender shall have such additional time as may be reasonably necessary under the circumstances to obtain possession of the Premises and thereafter to cure the default with reasonable diligence and continuity. If more than one such Lender makes a written request to Landlord to cure the default, the Lender making the request whose lien is the most senior shall have such right.

                                  ARTICLE XXI
                         END OF LEASE TERM; HOLDING OVER

         21.1 Condition of Premises. At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall: (a) surrender possession of the Premises in first class condition and good repair and free of debris, subject to normal wear and tear provided that Tenant has fully complied with its obligations in Article VIII of this Lease, (b) ensure that all signs, furnishings, furniture, and personal property have been removed from the Premises, (c) ensure that any damage caused by such removal has been repaired in a good and workmanlike manner, and (d) deliver to Landlord all keys and security cards to the Premises and the improvements thereon, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

         21.2 Abandoned Property. If Tenant shall fail to remove any items from the Premises as specified above, then Landlord may retain the same or remove them at Tenant's expense, and Tenant shall reimburse Landlord's reasonable expenses therefore upon demand. All property removed from the Premises by Landlord may be handled, discarded or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping for such property. All such property shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord.

         21.3 [Intentionally Omitted.]

         21.4 Hold Over. If Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then the Base Rent payable by Tenant hereunder shall be increased to equal one hundred fifty percent (150%) of the Base Rent, Additional Rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed by Landlord and paid by Tenant on the first day of each calendar month thereafter until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover all damages. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any right with respect thereto.

                                  ARTICLE XXII
                                 QUIET ENJOYMENT


         Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

                                 ARTICLE XXIII
                          OPTIONS TO EXTEND LEASE TERM

         23.1 Renewal Rights. Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of this Lease for four
(4) successive terms of ten (10) years each. If exercised, and if the conditions applicable thereto have been satisfied, the first renewal term of this Lease (the "FIRST RENEWAL Term") shall commence immediately following the end of the initial Lease Term provided in Section 1.9 of this Lease, the second renewal term of this Lease (the "SECOND RENEWAL TERM") shall commence immediately following the end of the First Renewal Term, the third renewal term (the "THIRD RENEWAL TERM") shall commence immediately following the termination of the Second Renewal Term, and fourth renewal term (the "FOURTH RENEWAL TERM") shall commence immediately following termination of the Third Renewal Term. (Collectively the First, Second, Third and Fourth Renewal Terms shall be referred to herein as the "RENEWAL TERMS".) The rights of renewal herein granted to Tenant are personal to Tenant (and may not be exercised by any assignee of Tenant) and shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

                  (a) Tenant shall exercise its right of renewal with respect to a Renewal Term by giving Landlord irrevocable written notice (the "RENEWAL NOTICE") thereof not later than fifteen (15) months prior to the expiration of the then-current term of this Lease.

                  (b) All terms and conditions of this Lease, including without limitation, all provisions governing the payment of Additional Rent, shall remain in full force and effect during the Renewal Terms, except that commencing on the first day of the Third Renewal Term, the Base Rent shall be adjusted to equal the Fair Market Rent, as determined in accordance with the appraisal method set forth in Section 23.2 below.

                  (c) The Base Rent, as adjusted at the commencement of the Third Renewal Term, shall continue to escalate on each Base Rent Adjustment Date by an amount equal to the product of (a) the Base Rent in effect immediately prior to such Base Rent Adjustment Date, multiplied by (b) the percentage increase between the CPI in effect for the month preceding the previous Base Rent Adjustment Date and the CPI in effect for the month preceding the then current Base Rent Adjustment Date. Such adjusted Base Rent shall continue in effect as the Base Rent until the next Base Rent Adjustment Date. Notwithstanding the foregoing, in no event shall the Base Rent, as so escalated, for any Lease Year be less than one hundred percent (100%) nor more than one hundred fifteen percent (115%) of the escalated Base Rent in effect for the immediately preceding Lease Year.

                  (d) If there exists an Event of Default under this Lease on the date Tenant sends a Renewal Notice or any time thereafter until a Renewal Term is to commence, at Landlord's election, such Renewal Term shall not commence.

                  (e) If Tenant's right of renewal with respect to a Renewal Term lapses for any reason (including without limitation, Tenant's failure to timely provide a renewal notice), then Tenant's right of renewal with respect to any subsequent Renewal Term shall similarly lapse and be of no further force or effect.

         23.2 Fair Market Rent. For purposes of this Lease, the Fair Market Rent shall be determined by three (3) independent appraisers who are members of the Appraisal Institute and are recognized as knowledgeable and reputable in the field. Landlord shall select one, Tenant shall select one, and the appraisers selected by Landlord and Tenant shall select the third. Landlord and Tenant each shall select its appraiser within thirty (30) days after Landlord's receipt of Tenant's notice exercising its option to extend the Lease Term, and the third appraiser shall be selected within five (5) days after Landlord's and Tenant's selections. Landlord and Tenant each shall be responsible for the fees of its appraiser, and Landlord and Tenant shall share equally the fees of the third appraiser. Each appraiser, within fifteen (15) days after selection of the third
(3rd) appraiser, shall deliver to Landlord its written report setting forth the fair market rent for the Premises, which determination shall be based upon the use of the Premises as a retail automobile establishment, taking into consideration the location of the Premises and other properties comparable thereto, and shall assume that such Fair Market Rent shall continue to escalate annually in accordance with Section 4.2 of this Lease. The "FAIR MARKET RENT" shall mean the arithmetic mean of the two (2) fair market rent determinations that are closest in value. In the event the values of (a) the difference between the highest appraised rent and the next lower appraised rent, and (b) the difference between the lowest appraised rent and the next higher appraised rent, are equal, then the Fair Market Rent shall be the arithmetic mean of the fair market rent determinations of all of the appraisers.

                                  ARTICLE XXIV
                            FIRST RIGHT TO NEGOTIATE


         In the event that Landlord, in its sole and absolute discretion, elects to sell the Premises during the Lease Term (it being agreed that the sale or transfer of the Premises to an Affiliate of Landlord shall not trigger Tenant's rights pursuant to this Article XXIV), then Tenant shall have a first right to negotiate with Landlord for the purchase of the Premises on the following terms and conditions: Landlord shall notify Tenant in writing that Landlord intends to sell the Premises ("Sale Notice"). If Tenant is interested in purchasing the Premises, Tenant shall provide Landlord with written notice of its interest within ten (10) business days following receipt of the Sale Notice. If Tenant delivers such notice within such ten (10) business day period, then, for a period of thirty (30) days, Tenant shall have the right to negotiate with Landlord regarding the terms and conditions of such sale (the "Negotiating Period") (it being agreed that this short time frame is acceptable since Tenant or an Affiliate of Tenant has been in possession of the Premises, and there shall be no due diligence or study period provided for in any agreement between Landlord and Tenant for the sale of the Premises). The parties shall negotiate during the Negotiating Period in good faith the price and other terms of a sale. If, during the Negotiating Period, the parties are unable to agree, for any reason whatsoever, on such terms and conditions, and execute a written purchase agreement, or if Tenant did not timely respond to the Sale Notice, Tenant's right to negotiate for the purchase of the Premises shall lapse and be of no further force or effect for a period of twelve (12) months commencing on the expiration of the Negotiating Period, and during such period Landlord may offer or sell all or part of the Premises to a third party on any terms without triggering Tenant's rights under this Article. If the Landlord does not sell the Premises within such twelve (12) month period, then Tenant shall have the first right to negotiate set forth herein with respect to a subsequent Landlord election to sell the Premises during the Lease Term. Tenant's rights pursuant to this Article XXIV shall (i) lapse and be of no further force or effect upon a sale of the Premises or the occurrence of an Event of Default, and (ii) be exercised only by Tenant, and may not be exercised by any other transferee, assignee or subtenant of Tenant.

                                  ARTICLE XXV
                               GENERAL PROVISIONS

         25.1 Relationship Between Landlord and Tenant. Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not do or permit to be done anything in connection with Tenant's business or advertising that in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Premises or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Premises and Tenant.

         25.2 Brokers. Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any third party broker, agent or finder. Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord or with whom Landlord has dealt. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt.

         25.3 Estoppel. At any time and from time to time, upon not less than five (5) days' prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease and certain designated Franchise Agreements, each are unmodified and in full force and effect (or if there have been modifications, that this Lease or Franchise Agreement(s), as applicable, is/are in full force and effect as modified and stating the modifications); (b) the dates to which the Base Rent and any other charges have been paid; (c) whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that this Lease is subject and subordinate to all Mortgages encumbering the Premises; (f) that Tenant has accepted the Premises; and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Premises, any prospective purchaser of the Premises, any Lender or prospective Lender or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Premises. Tenant shall be liable for all such damages. If any such statement is not delivered timely by Tenant, Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to execute such estoppel certificate on Tenant's behalf.

         25.4 Arbitration.

                  (a) Notwithstanding anything to the contrary contained in this Lease, except with respect to the payment of Base Rent and Additional Rent hereunder, in the event a controversy arises between the parties as to any of the requirements of this Lease, which the parties are unable to resolve, the parties agree to waive the remedy of litigation (except for extraordinary relief in an emergency situation) and agree that such controversy shall be determined by arbitration as hereafter provided in this Section 25.4.

                  (b) The party or parties requesting arbitration shall serve upon the other a demand therefor, in writing, specifying in detail the controversy and matter(s) to be submitted to arbitration before the American Arbitration Association. The selection of arbitrators shall be conducted pursuant to the rules for resolution of commercial disputes promulgated by the American Arbitration Association. The party or parties giving notice shall request a listing of available arbitrators from the American Arbitration Association, and each party shall respond in the selection process within fifteen (15) days after each receipt of such listings until a panel of three (3) arbitrators has been designated. If either party fails to respond within fifteen
(15) days, it is agreed that the American Arbitration Association may make such selections as are necessary to complete the panel of three (3) arbitrators.

                  (c) Within five (5) business days after the selection of the arbitration panel, the arbitrators shall give written notice to each party as to the time and the place of each meeting, which shall be held in Washington, D.C., at which the parties may appear and be heard, which shall be no later than fifteen (15) days after certification of the arbitration panel. The applicable rules shall be those in effect at the time for the resolution of commercial disputes promulgated by the American Arbitration Association. The decision of the arbitrators shall be in writing signed by a majority of the panel which decision shall be final and binding upon the parties to the controversy. Provided, however, in rendering their decisions and making awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

         25.5 Notices. All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (with receipt therefor), on the date sent if sent by facsimile with a copy sent by one of the other methods of delivery described in this Section, on the next business day after deposit with a recognized overnight delivery service if sent by overnight delivery, or on the fourth day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at the Landlord Notice Address specified in Article I, (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or any Lender notifies Tenant that a copy of any notice to Landlord shall be sent to such Lender at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such Lender, and no such notice shall be considered duly sent unless such copy is so sent to such Lender. Any cure of Landlord's default by such Lender shall be treated as performance by Landlord.

         25.6 Validity. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law

         25.7 Pronouns. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

         25.8 Successors and Assigns. The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting Assignment or Sublet.

         25.9 Entire Agreement. This Lease contains and embodies the entire agreement of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto

         25.10 Governing Law. This Lease shall be governed by the Laws of the jurisdiction in which the Premises are located. There shall be no presumption that this Lease be construed more strictly against the party who itself or though its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease

         25.11 Headings. Headings are used for convenience and shall not be considered when construing this Lease.

         25.12 Execution and Delivery. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

         25.13 Time of Essence. Time is of the essence with respect to each of Landlord's and Tenant's obligations hereunder.

         25.14 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

         25.15 Waiver of Jury Trial. TENANT, GUARANTOR AND ALL MANAGING MEMBERS (INDIVIDUALLY AND COLLECTIVELY, THE "TENANT PARTIES") AND LANDLORD EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF THE TENANT PARTIES AND LANDLORD, TENANT PARTIES' USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. THE TENANT PARTIES CONSENT TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION UPON CT CORPORATION; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. EACH OF THE TENANT PARTIES AND LANDLORD WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE COMMONWEALTH OF VIRGINIA OR IN THE JURISDICTION IN WHICH THE PREMISES IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

         25.16 Survival of Obligations. Tenant's liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

         25.17 No Representations. Landlord's review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

         25.18 Landlord Review. Tenant shall pay all reasonable costs, including reasonable attorneys' fees, incurred by Landlord in connection with Landlord's review and administration of requests for any easements, lien waivers or subordinations, signage, assessment appeals, zoning matters, licenses, permits, encumbrances or other matters related to Tenant or the Premises.

         25.19 Organization and Authorization. Landlord and the person executing and delivering this Lease on Landlord's behalf each represents and warrants that such person is duly authorized to so act; that Landlord is duly organized, is qualified to do business in the jurisdiction in which the Premises are located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Premises are located, and has the power and authority to enter into this Lease; and that all action required to authorize Landlord and such person to enter into this Lease has been duly taken.

         25.20 Prevailing Party and Attorney Fees. In the event of any legal proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all reasonable costs and expenses incurred in connection with such proceeding, including reasonable attorneys' fees, disbursements and actual costs. As used in this Lease, attorney's fees shall include an hourly amount for time incurred by in-house attorneys (with the rate to be equal to 75% of the rate for Landlord's comparably experienced outside counsel.)

         25.21 Attorney-In-Fact. Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act, after an Event of Default, for Tenant in Tenant's name, place, and stead, and for Tenant's and Landlord's use and benefit, to execute, deliver and file all necessary documents, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant's operation of the Premises, and to do any and all other acts incidental to any of the foregoing, as fully as Tenant might or could do if personally present or acting, with full power of substitution. Tenant hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of Tenant's obligations hereunder.

         25.22 Local Law Requirements. For purposes of applicable law, this Lease is and shall be deemed a deed of lease.

         25.23 Business Day. If the date upon which any obligation or payment is due occurs on a day that is not a business day, then such time period shall automatically be extended to the next business day. A "BUSINESS DAY" shall mean Monday through Friday, excepting Federal holidays.

                                  ARTICLE XXVI
                 REIT REPRESENTATIONS, WARRANTIES AND COVENANTS

         26.1 REIT Status. Tenant acknowledges that Capital Automotive REIT, a Maryland real estate investment trust (the "COMPANY"), an Affiliate of Landlord, elects to be taxed as a real estate investment trust (a "REIT") under the Code. Tenant shall not take or omit to take any action, or permit any status to exist at the Premises, which would adversely affect the Company's status as a REIT. Tenant hereby agrees to modifications of this Lease that do not materially adversely affect Tenant's rights and liabilities hereunder if such modifications are required to retain or clarify the Company's status as a REIT.

         26.2 Sublease and Assignment Restrictions. Notwithstanding anything contained herein to the contrary and without limiting the generality of Section
26.1 above, Tenant shall not: (a) Sublet all or part of the Premises or Assign this Lease on any basis such that the rental or other amounts to be paid by the subtenant or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the subtenant or assignee; (b) Sublet all or part of the Premises or Assign this Lease to any person or entity in which, under Section 856(d)(2)(B) of the Internal Revenue Code of 1986, as amended (the "CODE"), the Company or any Affiliate of the Company owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d) (5) of the Code), a ten percent (10%) or greater interest; or (c) Sublet all or part of the Premises or Assign this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant hereto or any Sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c) (2) of the Code. The requirements of this
Section 26.2 shall likewise apply to any further subleasing by any subtenant.

All references herein to Section 856 of the Code also shall refer to any amendments thereof or successor provisions thereto.

         26.3 Personal Property. This is a lease of real property, improvements, and fixtures. No personal property is leased hereunder.

         26.4 Interests in REIT. Without limiting the generality of Section 26.1 above, Tenant covenants and agrees that, during the Lease Term, Tenant and its controlling shareholders and its or their Affiliates will not acquire, directly or indirectly, more than a nine and nine-tenths percent (9.90%) interest in the Company , within the meaning of Section 856(d)(2)(B) of the Code, and any amendments thereof or successor provisions thereto. Tenant covenants and agrees that it will divest itself or cause such others to divest themselves of such shares of the Company as may be necessary to satisfy the limitations of this Section.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.


WITNESS/ATTEST:                          LANDLORD:

                                         CAR CHAUNCEY L.L.C.,
                                         A DELAWARE LIMITED LIABILITY COMPANY

                                         BY:   CAPITAL AUTOMOTIVE L.P.,
                                               A DELAWARE LIMITED PARTNERSHIP

                                           BY:    CAPITAL AUTOMOTIVE REIT,
                                                  A MARYLAND REAL ESTATE
                                                  INVESTMENT TRUST,
                                                  ITS GENERAL PARTNER
BY:                                               BY:                     [SEAL]
    -------------------------------                  --------------------
NAME:                                             NAME:
      -----------------------------                     ------------------------
TITLE:                                            TITLE:
       ----------------------------                      -----------------------

                                         TENANT:

                                         UAG REALTY, LLC,
                                         A DELAWARE LIMITED LIABILITY COMPANY

BY:                                        BY:                            [SEAL]
    -------------------------------            --------------------------
NAME:                                      NAME:
      -----------------------------              -------------------------------
TITLE:                                     TITLE:
       ----------------------------               ------------------------------

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PREMISES
                                [TO BE ATTACHED]

                                    EXHIBIT B

             FORM OF CERTIFICATE CONFIRMING LEASE COMMENCEMENT DATE


         This Certificate is being provided to Tenant pursuant to the terms of that certain Lease Agreement dated as of __________, by and between [CAR Entity], as Landlord, and _______________________, as Tenant (the "LEASE"). This Certificate shall confirm that the Lease Commencement Date is __________, and accordingly, the initial term of the Lease shall expire on __________, 20___, unless earlier terminated or extended pursuant to the terms of the Lease.

                                      CAR CHAUNCEY L.L.C.,
                                      A DELAWARE LIMITED LIABILITY COMPANY
                                      BY:  CAPITAL AUTOMOTIVE L.P.,
                                           A DELAWARE LIMITED PARTNERSHIP

                                           BY: CAPITAL AUTOMOTIVE REIT,
                                               A MARYLAND REAL ESTATE INVESTMENT
                                               TRUST, ITS GENERAL PARTNER

                                               BY:                        [SEAL]
                                                   ----------------------
                                               NAME:
                                                     ---------------------------
                                               TITLE:
                                                      --------------------------

                                    EXHIBIT C



Base Rent. From and after the Lease Commencement Date, Tenant shall pay the Base Rent in equal monthly installments on the first day of each month during each Lease Year. If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Base Rent on the Lease Commencement Date. "BASE RENT" shall be $9,250,000.00. The Base Rent shall escalate in accordance with the terms of
Section 4.2 hereof.

Base Rent Escalation. On each Base Rent Adjustment Date during the Lease Term, the Base Rent then in effect shall be increased by an amount equal to the product of (a) the Base Rent in effect immediately prior to such Base Rent Adjustment Date, multiplied by (b) the percentage increase between the CPI in effect for the month preceding the previous Base Rent Adjustment Date (or, with respect to the first scheduled adjustment, the month preceding the Lease Commencement Date) and the CPI in effect for the month preceding the then current Base Rent Adjustment Date. Such adjusted Base Rent shall continue in effect as the Base Rent until the next Base Rent Adjustment Date. Notwithstanding the foregoing, in no event shall the Base Rent, as so escalated, for any Lease Year be less than one hundred percent (100%) nor more than one hundred fifteen percent (115%) of the escalated Base Rent in effect for the immediately preceding Lease Year. As used in this Lease, the term "CPI" means the Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, all items (1982-84), as published by the United States Department of Labor, Bureau of Labor Statistics. If the CPI is changed so that a base year other than 1982-84 is used, then the CPI shall be adjusted in accordance with the conversion factor published by the Bureau of Labor Statistics. If the CPI is discontinued or revised, the CPI used for purposes of this Lease shall be adjusted or replaced by Landlord with an index or measure reasonably calculated by Landlord to measure the change in the cost of living in a manner consistent with the CPI.

                                    EXHIBIT D

                             CONSTRUCTION DOCUMENTS


         That certain Standard Form of Agreement Between Owner and Design/Builder dated February __, 2001 by and between UAG Realty, L.L.C., a Delaware limited liability company, and Lusardi Construction Company, a California company, as amended by that certain Amendment One of Agreement Between Owner and Design/Builder dated April __, 2001.